Exhibit 99.1

Dear Inland American Stockholder,

Over the past 18 months, Inland American Real Estate Trust, Inc. (“Inland American,” “we” or “our”) has been implementing its long-term strategy of focusing our portfolio into three asset classes – lodging, multi-tenant retail and student housing. By tailoring, expanding and refining these three components of our portfolio, our goals have been to enhance long-term stockholder value and position Inland American to explore various strategic alternatives designed to provide liquidity events for our stockholders. Inland American has achieved several important milestones in its efforts to enhance stockholder value and create liquidity for our stockholders:

•    Last August, we announced and closed two large transactions involving the sale of our net lease assets and conventional multi-family assets for approximately $2.5 billion.

•    In February, stockholders approved important charter changes, resulting in increased flexibility for our board to execute its strategy, including providing liquidity to our stockholders.

•    In March, our company continued to evolve with the signing of our self-management agreements and the $395 million modified “Dutch Auction” tender offer. Both events were important milestones in the history of our company and were designed to be accretive to the existing stockholders.

On August 11th, we were pleased to announce further developments. First, our lodging team, Inland American Lodging Group, has changed its name to Xenia Hotels and Resorts, Inc. (“Xenia,” pronounced “Zeen-yah”). Xenia is a wholly owned subsidiary of Inland American, and we expect it will initially consist of 46 full service, lifestyle and urban upscale hotels and two hotels under development from the Inland American portfolio of assets. In addition, Xenia filed a preliminary registration statement on Form 10 (“Form 10”) with the Securities and Exchange Commission (“SEC”) related to its potential spin-off into a standalone, publicly traded lodging REIT (the “spin-off”). Upon completion of the proposed spin-off, Xenia will become a self-managed REIT. Xenia intends to apply to list its shares of common stock on the New York Stock Exchange under the symbol “XHR.” The potential spin-off is a significant step in the execution of Inland American’s strategic plan while providing liquidity to our stockholders.

Upon careful review and consideration of several strategic alternatives, Inland American’s board of directors has determined that the spin-off is the best course of action at this time. We believe our ongoing strategy – and the spin-off – offers the best potential for long-term stockholder and corporate value.

While we currently anticipate that the spin-off will be completed in the next four to eight months, we caution you that Xenia’s filing of its preliminary Form 10 was a first step in an ongoing process and the spin-off may not occur. The spin-off is subject to the satisfaction of several conditions, including that the SEC shall have declared effective our Form 10, Xenia’s common stock shall have been authorized for listing by the NYSE and our board of directors shall have determined, at the time of the effectiveness of the spin-off, that the spin-off remains in the best interests of Inland American.

Inland American is also currently marketing for sale their remaining suburban select service hotels that are currently overseen by the Xenia team. More information will be provided if a transaction is executed.

Xenia Hotels and Resorts: Well-Positioned for Growth and Future Value Creation

If the spin-off is completed, Xenia will become a self-managed lodging REIT that invests primarily in premium full service, lifestyle and urban upscale hotels, with a focus on the top 25 U.S. lodging markets as well as key leisure destinations throughout the United States. For the past two years, Xenia’s management team has executed a strategy of pursuing hotels in the upscale, upper upscale and luxury segments that are affiliated with premium, leading brands, and upon separation from Inland American, we expect Xenia will own a portfolio of 46 hotels, consisting of 12,636 rooms, across 19 states and the District of Columbia, and a majority interest in two hotels under development.

We believe that Xenia will be well capitalized and well positioned to deliver both internal growth through active and focused asset management of existing hotels and external growth through acquisitions that meet Xenia’s investment criteria. As a standalone company dedicated to investments in premium full service, lifestyle and urban upscale hotels, Xenia believes it will be well positioned to effectively grow its business through operational flexibility, efficient deployment of resources and quick decision-making based solely on the needs of Xenia’s business. Xenia will also have direct access to the capital markets to issue equity or debt securities and the flexibility to create a more diverse capital structure tailored to its strategic goals.

Xenia will continue to be led by Marcel Verbaas, its President and Chief Executive Officer and a member of Xenia’s board of directors. Marcel is a proven leader with strong business acumen and extensive industry knowledge. Since 2007, Mr. Verbaas and his team have managed the lodging assets for Inland American and have overseen the acquisition of more than 50 hotels, including all but two of the properties that will be part of Xenia’s portfolio. Inland American’s board is confident that Marcel and his senior team, who have an average tenure in the lodging industry of 26 years, have the requisite industry expertise and familiarity with Xenia’s lodging portfolio to lead Xenia as it transitions to an independent, lodging-focused, publicly traded REIT. Xenia’s corporate headquarters will be located in Orlando, Florida.

The Spin-Off Distribution

The spin-off will be effectuated by means of a pro rata distribution by Inland American of a specified percentage of the outstanding shares of Xenia common stock that will occur on a distribution date to be set by our board of directors in the future by way of a taxable pro rata special dividend to Inland American stockholders of record on the record date of the distribution (which record date will be set by our board of directors in the future). Each Inland American stockholder will be entitled to receive a to- be-determined number of shares of Xenia common stock for a to-be-determined number of shares of Inland American common stock held by such stockholder at the close of business on the record date of the distribution. Following the distribution, you will own shares of common stock in both Inland American and Xenia. The number of Inland American shares that you own will not change as a result of this distribution of Xenia stock. However, the value of your Inland American shares will no longer reflect the value of the lodging portfolio owned by Xenia. Inland American’s shares will not be listed on a national securities exchange as part of the spin-off and stockholders will still be unable to publicly trade their shares

We are aware that you may have several questions about the Spin-Off. Please keep in mind that this is a preliminary Form 10 filing and this document will change over the coming months, until it becomes effective by the SEC. Once the SEC declares the Form 10 effective, you will receive an information statement that describes the spin-off in detail and contains important information about Xenia, its business, financial condition, operations and risks related to its business. The information statement will also include questions and answers about Xenia and its separation from Inland American, including how to sell your shares in Xenia and what tax implications there may be for the stockholders. We urge you to read the entire information statement carefully upon receipt. We ask for your patience and we will continue to communicate new information to our stockholders as it becomes available. In the meantime, please do not hesitate to reach out to Inland Investor Services team at (800) 826-8228.

Distribution & Dividend Policies

Upon completion of the spin-off, both Inland American and Xenia will review and announce revised dividend and distribution policies. At present, it is premature to definitively determine post-spin-off distribution rates for either company. However, Inland American expects that its distribution payments will decrease after the spin-off because Xenia will own a substantial portion of Inland American’s current lodging portfolio and these assets produce a substantial portion of Inland American’s cash flow from operations. In addition, we currently expect that, after giving effect to the proposed spin-off, the aggregate dividends paid by Inland American and Xenia, on a combined basis, will be less than the current level of dividends paid by Inland American.

Share Repurchase Program & Distribution Reinvestment Plan

With the possibility of a potential spin-off of Xenia, the board has announced that the distribution reinvestment plan (“DRP”) has been suspended until further notice. While the board previously expected to be in a position to reinstate the share repurchase program (“SRP”) later this year, in light of recent developments related to the potential spin-off of Xenia, the SRP will remain suspended. Any stockholders receiving their monthly distributions through the DRP will now receive a check or distribution statement showing their monthly distribution deposits. As described above, if completed, the spin-off of Xenia shares will provide Inland American stockholders of record on the declared record date liquidity in the form of publicly listed shares of Xenia common stock.

Cash Distribution

Enclosed is a check for your cash distribution equaling $0.041666667 per share for the month of July 2014. If you have invested through a trustee, a distribution statement is enclosed in lieu of a check.

On behalf of the Board of Directors, the senior management team and the employees of Inland American, I want to thank you for your continued support of the company. We look forward to this next chapter in our company’s history and to your future support of Xenia Hotels and Resorts.

Sincerely,

INLAND AMERICAN REAL ESTATE TRUST, INC.

Thomas P. McGuinness
President

cc: Trustee

Broker Dealer

Financial Advisor

Forward-Looking Statements Disclaimer

Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans and strategies and future events, including the spin-off of our subsidiary Xenia Hotels & Resorts, Inc. (“Xenia”) and the listing of Xenia’s shares on the New York Stock Exchange; the anticipated timing to close the spin-off, Xenia’s ability to successfully implement its growth and investment strategies and to access capital markets, among other things, each of which involve known and unknown risks that are difficult to predict. As a result, our and Xenia’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, if the SEC’s fails to declare Xenia’s preliminary registration statement on Form 10 effective in a timely manner or at all; if the NYSE fails to authorize the listing of Xenia’s common stock in a timely manner or at all; our current expectations with respect to the timing of the potential spin-off and/or the potential failure to satisfy certain closing conditions with respect to the transaction; Inland American’s board of directors may determine that the completion of the spin-off is not in our best interests and determine not to consummate the spin-off; Xenia’s ability (or lack thereof) to operate successfully as a self-managed REIT, effectively grow its business through operational flexibility and efficient deployment of resources and access capital markets; and other risks as described in the preliminary registration statement on Form 10. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. This letter shall not constitute an offer to sell or the solicitation of an offer to buy any securities.